Filed Pursuant to Rule 424(b)(5)

File No. 333-293705

PROSPECTUS SUPPLEMENT

(To Prospectus Dated March 5, 2026)

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

Up to $18,500,000

Common Stock

We have entered into a sales agreement with Bancroft Capital LLC (the “Agent”) relating to the issuance and sale of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock under this prospectus supplement having an aggregate offering price of up to $18,500,000 from time to time through or to the Agent.

Our common stock is traded on the NYSE American under the symbol “FSI”. On June 29, 2026, the closing sale price of our common stock was $6.81 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates is $18,523,587 based on 12,747,498 shares of outstanding common stock, of which 4,188,156 shares are held by non-affiliates, and a per share price of $6.50, which was the closing sale price of our common stock as quoted on the NYSE American on June 16, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Sales of shares of our common stock under this prospectus supplement, if any, may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act.

The Agent is not required to sell any specific number of shares of our common stock. The Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The Agent will be entitled to compensation under the terms of the sales agreement at a commission rate equal to 3.0% of the gross proceeds of the sales price of common stock that it sells. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds”. The proceeds we receive from sales of our common stock, if any, will depend on the number of shares actually sold and the offering price of such shares.

In connection with the sale of common stock on our behalf, the Agent will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act.

We are a “smaller reporting company” as defined under the federal securities laws and, under applicable SEC rules. However, we have not elected to comply with certain reduced public company reporting and disclosure requirements.

Investing in our securities is highly speculative and involves a high degree of risk. You should read carefully and consider the information contained in and incorporated by reference under “Risk Factors” beginning on page S-6 of this prospectus supplement, and the risk factors contained in other documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Bancroft Capital LLC

The date of this prospectus supplement is June 30, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement.

This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement for any sale of securities.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $50 million from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.

This prospectus supplement describes the specific terms of the common stock we are offering and also adds to, and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Agent is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise stated, all references to “us,” “our,” “Flexible”, “we,” the “Company” and similar designations refer to Flexible Solutions International, Inc. and its subsidiaries. Our logo, trademarks and service marks are the property of Flexible Solutions International, Inc. and its consolidated subsidiaries. Other trademarks or service marks appearing in this prospectus supplement are the property of their respective holders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections included or incorporated by reference herein entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Readers are cautioned that known and unknown risks, uncertainties and other factors, including those over which we may have no control and others listed in the “Risk Factors” section of this prospectus supplement, may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs.

These forward-looking statements involve numerous risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations or the results of other matters that we anticipate could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections included or incorporated by reference in this prospectus supplement. You should thoroughly read this prospectus supplement and the documents incorporated herein by reference with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus supplement relate only to events or information as of the date on which the statements are made in or incorporated by reference in this prospectus supplement. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement and the documents we have filed as exhibits to the registration statement, of which this prospectus supplement forms a part, completely and with the understanding that our actual future results may be materially different from what we expect.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus supplement, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Description of Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference herein, before making an investment decision.

Our Company

Our Business

We were incorporated as Flexible Solutions Ltd., a British Columbia corporation on January 26, 1991. On May 12, 1998, we merged Flexible Solutions Ltd. into Flexible Solutions International, Inc., a Nevada corporation. In connection with this merger, we issued 7,000,000 shares of common stock to the former shareholders of Flexible Solutions Ltd. in exchange for all of the outstanding shares of Flexible Solutions Ltd.

In June 2004 we purchased 52 U.S. and 139 International Patents (“IP”), as well as a 56,780 sq. ft. manufacturing plant near Chicago, Illinois from the bankruptcy estate of Donlar Corporation (“Donlar”) for $6.15 million. The IP we acquired from Donlar relates to water-soluble chemicals (“TPAs”) which prevent corrosion and scaling in water pipes used in the petroleum, chemical, utility and mining industries. TPAs are also used to enhance fertilizers and improve crop yields and as additives for household laundry detergents, consumer care products and pesticides. These assets are held in our wholly owned subsidiary, NanoChem Solutions Inc. (“NanoChem”), which has become our largest revenue generator.

In 2019, we changed our corporate domicile from Nevada to Alberta, Canada.

Our Products

Thermal Polyaspartates (“TPAs”)

We manufacture TPAs in our Peru, Illinois plant using a thermal polymerizing process. The multiple variants produced are optimized for individual market verticals and sold for end use or through distribution.

TPAs for Oilfields. TPAs are used to reduce scale and corrosion in various “topside” water systems. They are used in place of traditional phosphonate and other products when biodegradability is required by environmental regulations. We have the ability to custom manufacture TPAs depending on the specific water conditions associated with any oil well. TPAs are also used in fracking fluids to reduce the toxicity while maintaining equal function.

TPAs for the Agricultural Industry. TPAs have the ability to reduce fertilizer crystallization before, during and after application and can also delay crystal formation between fertilizer and minerals present in the soil. Once crystallized, fertilizer and soil minerals are not able to provide plant nourishment. As a result, in select conditions the use of TPAs either blended with fertilizer or applied directly to crops can increase yields significantly. TPAs are designated for crop nutrient management programs and should not be confused with crop protection and pesticides or other agricultural chemical applications. Depending on the application, TPA products are marketed under a variety of brands including EX-10TM, AmisorbTM, LYNXTM, MAGNETTM, AmGroTM and VOLTTM. Markets of significance include corn, wheat, soybeans, rice, potatoes, sugar beets, cotton, tomatoes, almonds and other high value per acre crops.

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TPAs for Irrigation. The crystallization prevention ability of TPAs can also be useful in select irrigation conditions. By reducing calcium carbonate scale propagation, TPAs can prevent early plugging of drip irrigation ports, reduce maintenance costs and lengthen the life of equipment. TPAs compete with acid type scale removers, but have the advantage of a positive yield effect on the plant, as well as an easier deployment formulation with liquid fertilizers when used as part of a “fertigation” program. Our TPAs for drip irrigation scale prevention are marketed and sold through the same channels as TPAs used by the agricultural industry.

TPAs in Cleaning Products. TPA can replace polyacrylates in cleaning products which is valuable because TPA is biodegradable while polyacrylates are not. In a cleaning product formulation, TPA prevents the re-deposition of dirt onto the surfaces to be cleaned allowing dirt to be rinsed away.

Nitrogen Conservation Products for Agriculture. We manufacture and sell two conservation products and mixtures used for slowing nitrogen loss from fields. One significant loss route for nitrogen fertilizer is enzymatic degradation by bacteria naturally present in soil. Our product, SUN 27TM inhibits the bacterial action and keeps the nitrogen fertilizer available for plant growth. The second significant nitrogen loss mechanism is de-nitrification. This is also caused by bacterial activity in soil resulting in oxygen being stripped from the fertilizer leaving nitrogen gas. The gas cannot be used by the plants and escapes into the atmosphere. Our N Savr 30TM product uses the most effective active ingredients available to combat this cause of fertilizer loss. We sell SUN 27TM and N Savr 30TM through distributors in North and South America under our trade names and under private labels.

Food and Nutritional Materials

We have installed custom equipment used to produce food and nutritional materials. All the ingredients we produce are custom products for specific clients and are confidential. We anticipate that this market vertical will grow over time.

HEATSAVR®

Our studies indicate that approximately 70% of the energy lost from a swimming pool occurs through water evaporation. HEATSAVR® is a chemical product for use in swimming pools and spas that forms a thin, transparent layer on the water’s surface. The transparent layer slows the evaporation of water, allowing the water to retain a higher temperature for a longer period of time and thereby reducing the energy required to maintain the desired temperature of the water. We have received reports from our commercial customers documenting energy savings of between $2,400 and $6,000 per year when using HEATSAVR®.

In outdoor pools, the HEATSAVR® also provides convenience compared to pool blankets. It is often inconvenient to use conventional pool blankets since a pool blanket must be removed and stored before the pool can be used. Pool blankets do not provide any energy savings when not on the pool. Conversely, HEATSAVR® eliminates the need to install, remove and store the blanket and works 24 hours a day. In addition, the use of HEATSAVR® in an indoor pool results in even greater energy savings since indoor pool locations use energy not only to heat the pool water, but also to air condition the pool environment. By slowing the transfer of heat and water vapor from the pool to the atmosphere of the pool enclosure, less energy is required to maintain a pool at the desired temperature and there is a reduced load on the air-conditioning system. We also manufacture and sell products which automatically dispense HEATSAVR® into commercial size swimming pools or spas at the rate of one ounce per 400 sq. ft. of water surface per day.

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WATERSAVR®

This product utilizes a patented variation of our HEATSAVR technology to reduce water evaporation in reservoirs, potable water storage tanks, livestock watering ponds, aqueducts, canals and irrigation ditches. WATERSAVR may also be used for lawn and turf care and potted and bedding plants.

WATERSAVR® is sold in granulated form and can be applied by hand, by fully automated scheduled metering, or by an automatic dispenser.

Tests have indicated that WATERSAVR®:

●	Reduces daily water evaporation as much as 54%;
●	Reduces monthly water evaporation as much as 37%;
●	Is odorless;
●	Has no effect on invertebrates or vertebrates;
●	Has no anticipated effect on any current drinking water treatment processes; and
●	Is biodegradable.

We have one part-time employee involved in the sales and marketing of WATERSAVR®.

Competition

TPAs: Our TPA products have direct competition with Lanxess AG (spun out of Bayer AG) (“Lanxess”), a German manufacturer of TPAs, which uses a patented process different from ours. We have cross-licensed each other’s processes and either company can use either process for the term of the patents involved. We believe that Lanxess has approximately the same production capacity and product costs as we do. We believe that we can compete effectively with Lanxess by offering excellent customer service in oilfield sales, superior distributor support in the agricultural marketplace and flexibility due to our relative size. In addition, we intend to continue to seek market niches that are not the primary targets of Lanxess. There are other competitors based in Asia.

Our TPA products face indirect competition from other chemicals in every market in which we are active. For purposes of oilfield scale prevention, phosphonates, phosphates and molibdonates provide the same effect. For crop enhancement, increased fertilizer levels can serve as a substitute for TPAs. In irrigation scale control, acid washes are our prime competitor. Notwithstanding the above, we believe our competitive advantages include:

●	Biodegradability compared to competing oil field chemicals;
●	Cost-effectiveness for crop enhancement compared to increased fertilizer use; and
●	Environmental considerations, ease of formulation and increased crop yield opportunities in irrigation scale markets.

HEATSAVR®: Although we are aware of two other companies that manufacture products that compete with HEATSAVR®, we believe our products are more effective and safer. We maintain fair pricing equal to or lower than our competitors and protect our intellectual property carefully. Our products are expected to maintain market share in the competitive pool market. HEATSAVR® also competes with plastic pool blanket products. However, we believe that HEATSAVR® is more effective and convenient than pool blankets.

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WATERSAVR®: WATERSAVR® competes with solid and floating covers. We believe our WATERSAVR® product is superior for the following reasons: it is less expensive, requires little capital expenditure to deploy and can be started and stopped as water scarcity escalates or declines. As water conservation is an important priority throughout the world, numerous researchers are working to develop solutions that may compete with, or be superior to, WATERSAVR.

Manufacturing

Our 56,780 sq. ft. facility in Peru, Illinois manufactures our food and nutritional materials and TPA products. Raw materials for production are sourced from various manufacturers throughout the world and we believe they are available in sufficient quantities for any increase in sales. Raw materials for TPA are, however, derived from crude oil and are subject to price fluctuations related to world oil prices.

Our HEATSAVR® products and dispensers are made from chemicals, plastics and other materials and parts that are readily available from multiple suppliers. We have never experienced any shortage in the availability of raw materials and parts for these products and we do not have any long term supply contracts for any of these items. We have these products made by outside parties without long term contracts.

Our WATERSAVR® products are manufactured by a third party. We are not required to purchase any minimum quantity of this product.

Government Regulations

TPAs: In the industrial oil field and agricultural markets, we have received government approval for all TPAs currently sold.

Nitrogen Conservation Products: We have obtained all government approvals for the markets in which we sell these products.

HEATSAVR®: Chemical products for use in swimming pools are covered by a variety of governmental regulations in all countries where we sell these products. These regulations cover packaging, labeling, and product safety. We believe our products are in compliance with these regulations.

WATERSAVR®: Our WATERSAVR® product is subject to regulation in most countries, particularly for agricultural and drinking water uses. We do not anticipate that governmental regulations will be an impediment to marketing WATERSAVR® because the components in WATERSAVR® have historically been used in agriculture for many years for other purposes. Nevertheless, we may require county or state approval on a case by case basis to sell WATERSAVR® in the United States for agricultural and drinking water uses. We have received National Sanitation Foundation approval for the use of WATERSAVR® in drinking water in the United States.

Employees

As of June 30, 2026, we had 89 employees, including one officer, 17 sales and customer support personnel, and 72 manufacturing personnel. None of our employees are represented by a labor union and we have not experienced any work stoppages to date.

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Corporate Information

Following the completion of our initial public offering, we became subject to the information and reporting requirements of the Exchange Act. As a result, we file periodic reports, proxy statements and other information with the SEC.

The address of our principal executive offices is 6001 54 Ave., Taber, Alberta, Canada T1G 1X4 and our phone number is (403) 223-2995. Our website is www.flexiblesolutions.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus supplement.

THE OFFERING

Common stock offered by us:	Shares of our common stock having an aggregate offering price of up to $18,500,000.

Common stock to be outstanding after the offering	15,464,030 shares of common stock, assuming the sale of the full $18,500,000 worth of our common stock in this offering (which is 2,716,532 shares of common stock at an assumed sales price of $6.81 per share, which was the closing price of our common stock on the NYSE American June 29, 2026). The actual number of shares issued in this offering will vary depending on the number of shares sold in this offering and the sales price at which shares may be sold from time to time during this offering.

Manner of offering	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act that may be made from time to time through our Agent. See “Plan of Distribution” on page S-9 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from the sales of our common stock for working capital and other general corporate purposes.

Risk Factors	An investment in our securities is highly speculative and subject to substantial risks. You should consider the “Risk Factors” and the “Cautionary Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus supplement, including the risk factors incorporated by reference from our filings with the SEC.

NYSE American symbol	“FSI”.

The discussion above is based on 12,747,498 shares of common stock outstanding as of June 30, 2026, and excludes the following securities as of that date:

●	excludes 1,674,000 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $2.84 per share;

●	excludes 50,000 shares of common stock granted as a stock award, issuable at 10,000 per year ending in 2029; and

●	excludes 391,000 shares of common stock reserved for future issuance pursuant to our Non-Qualified Stock Option Plan and our Stock Incentive Plan.

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RISK FACTORS

Investing in our securities is highly speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and the prospectus and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2025 or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus supplement after the date of this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to This Offering

You may experience immediate and substantial dilution as a result of this offering.

The offering price per share in this “at the market” offering program may exceed the net tangible book value per share of our common stock. Assuming that 2,716,532 shares of our common stock are sold at a price of $6.81 per share pursuant to this prospectus supplement, which was the last reported sale price of our common stock on the NYSE American on June 29, 2026, for total proceeds of $17.9 million after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $3.19 per share, representing a difference between our as adjusted net tangible book value per share as of March 31, 2026 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options or warrants may result in further dilution of your investment. See the section entitled “Dilution” on page S-7 of this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

We may issue up to $18.5 million of common stock from time to time in this offering. The issuance from time to time of shares in this offering, as well as our ability to issue such shares in this offering, could have the effect of depressing the market price or increasing the market price volatility of our common stock. This could impair our ability to raise capital through the sale of additional equity securities.

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the sales agreement. The number of shares that are sold through the Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales. Further, we are not obligated to sell any shares under the sales agreement, so you should not invest in our securities in reliance on the fact that we will actually raise new capital via the at the market sales program covered by this prospectus supplement.

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The common stock offered by this prospectus supplement will be sold in an “at the market offering,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

USE OF PROCEEDS

We may issue and sell shares of common stock having aggregate sales proceeds of up to $18.5 million from time to time, after deducting sales agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with the Agent. We intend to use the net proceeds of this offering, if any, for working capital and other general corporate purposes.

However, the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management has and will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value on March 31, 2026 was approximately $38.2 million, or $3.00 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of shares of our common stock in the total amount of $18.5 million in this offering at an assumed offering price of $6.81 per share, which was the last reported sale price of our common stock on the NYSE American on June 29, 2026, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of March 31, 2026 would have been approximately $57.1 million, or $3.62 per share of common stock. This represents an immediate increase in net tangible book value of $0.62 per share to our existing stockholders and an immediate dilution in net tangible book value of $3.19 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per share	$6.81
Net tangible book value per share as of March 31, 2026	$3.00
Increase per share attributable to new investors	$0.62
Net tangible book value per share after giving effect to this offering	$3.62

Dilution per share to new investors	$3.19

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The table above assumes, for illustrative purposes, that 2,716,532 shares of our common stock are sold at a price of $6.81 per share, the last reported sale price of our common stock on the NYSE American on June 29, 2026, for total net proceeds of $17.9 million. The shares sold in this offering, if any, will be sold from time to time at various prices.

The above discussion and table are based on 12,747,498 shares of our common stock outstanding as of March 31, 2026 and excludes, as of that date:

●	excludes 1,684,000 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $2.84 per share;

●	50,000 shares of common stock granted as a stock award, issuable at 10,000 per year ending in 2029; and

●	excludes 391,000 shares of common stock reserved for future issuance pursuant to our Non-Qualified Stock Option Plan and our Stock Incentive Plan.

To the extent that any of our outstanding options or warrants are exercised, we grant additional options or other awards under our Non-Qualified or Stock Incentive Plans or issue additional warrants, or we issue additional shares of common stock in the future, there may be further dilution.

DESCRIPTION OF THE COMMON STOCK

As of June 30, 2026, there were 12,747,498 outstanding shares of our common stock, held of record by approximately 15 persons. All outstanding shares of common stock are of the same class and have equal rights and attributes.

Dividend Rights

The holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our Board of Directors may determine.

Voting Rights

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, which means that the holders of a majority of our shares of common stock voted can elect all of the directors then standing for election.

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Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Liquidation Rights

Upon our liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock outstanding at that time after payment of other claims of creditors.

Indemnification of Directors and Officers

Neither our articles of incorporation, nor our bylaws, prevent us from indemnifying our officers, directors and agents to the extent permitted under the Canada Business Corporation Act (“CBCA”). Section 124(1) of the CBCA provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 124(1), or in defense of any claim, issue or matter therein.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Listing

Shares of our common stock are listed on the NYSE American under the symbol “FSI”.

Transfer Agent and Registrar

The transfer agent for our common stock is Computershare Trust Company, Inc., 150 Royall Street, Suite 101, Canton, MA 02021.

PLAN OF DISTRIBUTION

We entered into a sales agreement with Bancroft Capital LLC (the “Agent”) on June 30, 2026. Under the terms of the sales agreement, we may offer and sell up to $18,500,000 of shares of our common stock under this prospectus supplement (the “Offering”), from time to time through the Agent. Sales of shares of our common stock, if any, under this prospectus supplement may be made at market prices and by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. We may instruct the Agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agent may suspend the offering of common stock upon notice and subject to other conditions.

S-9

The Agent will offer our common stock subject to the terms and conditions of the sales agreement as agreed upon by us and the Agent. Each time we wish to issue and sell common stock under the sales agreement, we will notify the Agent of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Agent, unless the Agent declines to accept the terms of the notice or we subsequently terminate the placement notice, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws and regulations and the rules of NYSE American, to sell such shares up to the amount specified on such terms. The obligations of the Agent under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay the Agent commissions for its services in acting as agent in the sale of our common stock at a commission rate equal to 3.0% of the gross sale price per share sold. We have also agreed to reimburse the Agent for its reasonable out-of-pocket expenses, including attorney’s fees, for this Offering, in an amount not to exceed $30,000, in addition to up to $5,000 per quarter for due diligence by the Agent’s attorneys. We estimate that the total expenses for the offering, including compensation and reimbursement payable to the Agent, will be approximately $600,000.

Settlement for sales of common stock will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

This offering pursuant to the sales agreement will terminate upon the earlier of (1) the issuance and sale of all shares of our common stock subject to the sales agreement; and (2) the termination of the sales agreement as permitted therein. We may terminate the sales agreement in our sole discretion at any time by giving five days’ prior notice to the Agent. The Agent may terminate the sales agreement as to itself under the circumstances specified in the sales agreement and in its sole discretion at any time by giving five days’ prior notice to us.

The Agent and its respective affiliates have in the past and may in the future provide various investment banking and other financial services for us and our affiliates, for which services they have received and may in the future receive customary fees.

The prospectus supplement for the offering in electronic format may be made available on websites maintained by the Agent and the Agent may deliver the prospectus supplement electronically. To the extent required by Regulation M, the Agent will not engage in any market making activities or stabilizing activities involving our common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part and is incorporated by reference in this prospectus supplement.

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LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement will be passed upon for us by Hart & Hart, LLC, Denver, Colorado. Bancroft Capital LLC is being represented in connection with this offering by Nelson Mullins Riley & Scarborough LLP, Raleigh, North Carolina.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2025 and 2024, and for the years then ended incorporated by reference in this prospectus supplement have been so included in reliance on the reports of Assure CPA, LLC, an independent registered public accounting firm, which have been incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

●	Annual Report on Form 10-K for the year ended December 31, 2025 filed on April 15, 2026;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed on May 15, 2026;

●	Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on April 20, 2026, May 18, 2026 and June 8, 2026; and

●	Our registration statement on Form 8-A filed on November 12, 2002, including any amendments or reports filed with the SEC for the purpose of updating such description.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02, 7.01 or 9.01 of a Current Report on Form 8-K) (a) after the initial filing date of the registration statement of which this prospectus supplement is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus supplement have been sold or that deregisters the securities covered by this prospectus supplement then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus supplement, commencing on the date on which the document is filed.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by writing or telephoning us at the following address:

Flexible Solutions International, Inc.

6001 54 Ave.

Taber, Alberta, Canada T1G 1X4

(403) 223-2995

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PROSPECTUS

FLEXIBLE SOLUTIONS INTERNATIONAL INC.

$50,000,000

Shares of common stock, preferred stock, convertible preferred stock, rights, warrants,

units consisting of one or more of these securities, as well as any of these securities issuable upon conversion of preferred stock or upon the exercise of warrants.

Flexible Solutions International, Inc. (the “Company”) may offer from time to time shares of common stock, preferred stock, convertible preferred stock, rights, warrants, units consisting of one or more of these securities, as well as any of these securities issuable upon the exercise of warrants, at an initial offering price not to exceed $50,000,000, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale.

Specific terms pertaining to the securities offered by this prospectus will be set forth in one or more accompanying prospectus supplements, together with the terms of the offering and the initial price and the net proceeds to the Company from the sale. The prospectus supplement will set forth, without limitation, the terms of the offering and sale of such securities. The Company may not use this prospectus to complete sales of its securities unless this prospectus is accompanied by a prospectus supplement.

The Company may sell the securities offered by this prospectus directly, through agents designated from time to time, or through underwriters or dealers. If any agents of the Company or any underwriters or dealers are involved in the sale of the securities, the names of the agents, underwriters or dealers, any applicable commissions and discounts, and the net proceeds to the Company will be set forth in the applicable prospectus supplement.

The securities offered by this prospectus are speculative and involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. For a description of certain important factors that should be considered by prospective investors, see “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Company’s common stock is traded on the NYSE American under the symbol “FSI”. On February 23, 2026 the closing price of the Company’s common stock on the NYSE American was $5.28.

The date of this Prospectus is March 5, 2026.

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PROSPECTUS SUMMARY

THIS SUMMARY IS QUALIFIED BY THE OTHER INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.

THE OFFERING

Securities Offered:

The Company may offer from time to time shares of common stock, preferred stock, convertible preferred stock rights, warrants, units consisting of one or more of the foregoing securities, as well as any of these securities issuable upon the exercise of the warrants, at an initial offering price not to exceed $50,000,000, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale. The Company may not use this prospectus to complete sales of its securities unless this prospectus is accompanied by a prospectus supplement. See the “Plan of Distribution” section of this prospectus for additional information concerning the manner in which the Company’s securities may be offered.

Common Stock Outstanding:	As of February 24, 2026, the Company had 12,737,498 outstanding shares of common stock. The number of outstanding shares does not give effect to shares which may be issued upon the exercise and/or conversion of options or warrants.

Risk Factors:	The purchase of the securities offered by this prospectus involves a degree of risk. See the “Risk Factors” section of this prospectus.

Common Stock NYSE American symbol:	FSI

BUSINESS OVERVIEW

We operate from three factories. One is in Peru, IL, a second is in Mendota, IL, while the third is in Panama City, Panama.

The Peru, IL factory is dedicated to contract food grade production. It is food grade certified by the FDA and has SQF certification.

The Mendota, IL factory is operated by our ENP division and makes a wide variety of liquid and solid products which are sold into the turf and ornamental markets through distribution.

The Panama City factory became operational in 2025. It is situated outside the USA because a significant percentage of its customers are international and operating from Panama is much more efficient for tariffs and shipping. We manufacture Thermal Polyaspartates (“TPAs”) in our Panama plant using a thermal polymerizing process. The multiple variants produced are optimized for individual market verticals and sold for end use or through distribution.

TPAs for Oilfields. TPAs are used to reduce scale and corrosion in various “topside” water systems. They are used in place of traditional phosphonate and other products when biodegradability is required by environmental regulations. We have the ability to custom manufacture TPAs depending on the specific water conditions associated with any oil well. TPAs are also used in fracking fluids to reduce the toxicity while maintaining equal function.

TPAs for the Agricultural Industry. TPAs have the ability to reduce fertilizer crystallization before, during and after application and can also delay crystal formation between fertilizer and minerals present in the soil. Once crystallized, fertilizer and soil minerals are not able to provide plant nourishment. As a result, in select conditions the use of TPAs either blended with fertilizer or applied directly to crops can increase yields significantly. TPAs are designated for crop nutrient management programs and should not be confused with crop protection and pesticides or other agricultural chemical applications. Depending on the application, TPA products are marketed under a variety of brands including EX-10TM, AmisorbTM, LYNXTM, MAGNETTM, AmGroTM and VOLTTM. Markets of significance include corn, wheat, soybeans, rice, potatoes, sugar beets, cotton, tomatoes, almonds and other high value per acre crops.

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TPAs for Irrigation. The crystallization prevention ability of TPAs can also be useful in select irrigation conditions. By reducing calcium carbonate scale propagation, TPAs can prevent early plugging of drip irrigation ports, reduce maintenance costs and lengthen the life of equipment. TPAs compete with acid type scale removers, but have the advantage of a positive yield effect on the plant, as well as an easier deployment formulation with liquid fertilizers when used as part of a “fertigation” program. Our TPAs for drip irrigation scale prevention are marketed and sold through the same channels as TPAs used by the agricultural industry.

TPAs in Cleaning Products. TPA can replace polyacrylates in cleaning products which is valuable because TPA is biodegradable while polyacrylates are not. In a cleaning product formulation, TPA prevents the re-deposition of dirt onto the surfaces to be cleaned allowing dirt to be rinsed away.

TPA as a wine stabilizer. TPA has been approved for use in wine to substitute for the expensive and energy consuming chilling step in stabilization for transport. We are the exclusive manufacturer of food grade TPA for the company that holds the patents on this process.

Nitrogen conservation products for agriculture. We manufacture and sell two conservation products and mixtures used for slowing nitrogen loss from fields. One significant loss route for nitrogen fertilizer is enzymatic degradation by bacteria naturally present in soil. Our product, SUN 27TM inhibits the bacterial action and keeps the nitrogen fertilizer available for plant growth. The second significant nitrogen loss mechanism is de-nitrification. This is also caused by bacterial activity in soil resulting in oxygen being stripped from the fertilizer leaving nitrogen gas. The gas can’t be used by the plants and escapes into the atmosphere. Our N Savr 30TM product uses the most effective active ingredients available to combat this cause of fertilizer loss. We sell SUN 27TM and N Savr 30TM through distributors in North and South America under our trade names and under private labels.

HEATSAVR®

Our studies indicate that approximately 70% of the energy lost from a swimming pool occurs through water evaporation. HEATSAVR® is a chemical product for use in swimming pools and spas that forms a thin, transparent layer on the water’s surface. The transparent layer slows the evaporation of water, allowing the water to retain a higher temperature for a longer period of time and thereby reducing the energy required to maintain the desired temperature of the water. We have received reports from our commercial customers documenting energy savings of between $2,400 and $6,000 per year when using HEATSAVR®.

In outdoor pools, the HEATSAVR® also provides convenience compared to pool blankets. It is often inconvenient to use conventional pool blankets since a pool blanket must be removed and stored before the pool can be used. Pool blankets do not provide any energy savings when not on the pool. Conversely, HEATSAVR® eliminates the need to install, remove and store the blanket and works 24 hours a day. In addition, the use of HEATSAVR® in an indoor pool results in even greater energy savings since indoor pool locations use energy not only to heat the pool water, but also to air condition the pool environment. By slowing the transfer of heat and water vapor from the pool to the atmosphere of the pool enclosure, less energy is required to maintain a pool at the desired temperature and there is a reduced load on the air-conditioning system. We also manufacture and sell products which automatically dispense HEATSAVR® into commercial size swimming pools or spas at the rate of one ounce per 400 sq. ft. of water surface per day.

WATERSAVR®

This product utilizes a patented variation of our HEATSAVR technology to reduce water evaporation in reservoirs, potable water storage tanks, livestock watering ponds, aqueducts, canals and irrigation ditches. WATERSAVR may also be used for lawn and turf care and potted and bedding plants.

WATERSAVR® is sold in granulated form and can be applied by hand, by fully automated scheduled metering, or by an automatic dispenser.

Tests have indicated that WATERSAVR®:

●	Reduces daily water evaporation as much as 54%;
●	Reduces monthly water evaporation as much as 37%;
●	Is odorless;
●	Has no effect on invertebrates or vertebrates;
●	Has no anticipated effect on any current drinking water treatment processes; and
●	Is biodegradable.

We have one part-time employee involved in the sales and marketing of WATERSAVR®.

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FORWARD LOOKING STATEMENTS

This Prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, those statements relating to development of new products, our financial condition and our ability to increase distribution of our products. Forward-looking statements can be identified by the use of forward-looking terminology, such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “continue,” “plans,” “intends,” or other similar terminology. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is anticipated or forecasted in these forward-looking statements due to numerous factors, including, but not limited to, our ability to generate or obtain sufficient working capital to continue our operations, changes in demand for our products, the timing of customer orders and deliveries and the impact of competitive products and pricing. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions.

Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve risks and uncertainties and no assurance can be given that our actual results will be consistent with these forward-looking statements. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason, after the date this Prospectus.

RISK FACTORS

Investment in our common stock offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DILUTION

As of September 30, 2025, we had a net tangible book value of $3.03 per share. An investor purchasing shares pursuant to the prospectus supplement which we will subsequently file will suffer dilution equal in amount to the difference between the price paid for the securities we offer and our net tangible book value at the time of purchase.

PLAN OF DISTRIBUTION

The Company may sell shares of its common stock, preferred stock, convertible preferred stock, rights, or warrants, units consisting of any of the foregoing, as well as any of these securities issuable upon the exercise of warrants in and/or outside the United States: (i) through underwriters, placement agents, or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The applicable prospectus supplement with respect to the offered securities will set forth the name or names of any underwriters or agents, if any, the purchase price of the offered securities and the proceeds to the Company from such sale, any delayed delivery arrangements, any underwriting discounts, commissions, and other items constituting underwriters’ or placement agents’ compensation, the public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any compensation paid to an underwriter or a placement agent. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

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Notwithstanding the above, the maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than 10% in connection with the sale of any securities offered by means of this prospectus or any related prospectus supplement, exclusive of any non-accountable expense allowance. Any securities issued by the Company to any FINRA member or independent broker-dealer in connection with an offering of the Company’s securities will be considered underwriting compensation and may be restricted from sale, transfer, assignment, or hypothecation for a number of months following the effective date of the offering, except to officers or partners (not directors) of any underwriter or member of a selling group and/or their officers or partners.

The Company’s securities may be sold:

●	At a fixed price.
●	As the result of the exercise of warrants or rights, or the conversion of preferred shares, at fixed or varying prices, as determined by the terms of the warrants, rights or convertible securities.
●	At varying prices in at the market offerings.
●	In privately negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters may be obligated to purchase all the offered securities if any are purchased.

If dealers are utilized in the sale of offered securities in respect of which the prospectus supplement is delivered, the Company will sell the offered securities to the dealers as principals. The dealers may then resell the offered securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to the securities sold to the dealers.

If an agent is used in an offering, the agent will be named, and the terms of the agency will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

The securities may be sold directly by the Company to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities purchased by the institutional investors. The terms of any of the sales, including the terms of any bidding or auction process, will be described in the applicable prospectus supplement.

The Company may permit agents or underwriters to solicit offers to purchase its securities at the public offering price set forth in a prospectus supplement pursuant to a delayed delivery arrangement providing for payment and delivery on the date stated in the prospectus supplement. Any delayed delivery contract will contain definite fixed price and quantity terms. The obligations of any purchaser pursuant to a delayed delivery contract will not be subject to any market outs or other conditions other than the condition that the delayed delivery contract will not violate applicable law. In the event the securities underlying the delayed delivery contract are sold to underwriters at the time of performance of the delayed delivery contract, those securities will be sold to those underwriters. Each delayed delivery contract shall be subject to the Company’s approval. The Company will pay the commission indicated in the prospectus supplement to underwriters or agents soliciting purchases of securities pursuant to delayed delivery arrangements accepted by the Company.

Notwithstanding the above, while prospectus supplements may provide specific offering terms, or add to or update information contained in this prospectus, any fundamental changes to the offering terms will be made by means of a post-effective amendment.

Agents, dealers and underwriters may be entitled under agreements entered into with the Company to indemnification from the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by such agents, dealers or underwriters.

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DESCRIPTION OF SECURITIES

Common Shares

The Company is authorized to issue 50,000,000 shares of common stock. Holders of the Company’s common shares are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the Company’s outstanding common shares can elect all directors.

Subject to the rights of holders of preferred shares, if any, holders of the Company’s common shares are entitled to receive such dividends as may be declared by the Company’s board of directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. The Company’s board of directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of the Company common shares do not have preemptive rights to subscribe to additional shares if issued. There is no conversion, redemption, sinking fund or similar provisions regarding the common shares. All outstanding common shares are fully paid and non-assessable.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock in one or more series. Subject to the Alberta provisions of the Business Corporations Act, the Company’s directors may, by resolution, establish the designations, powers, rights, preferences, qualifications, restrictions and limitations of any series of preferred shares. Convertible preferred stock can be converted into the Company’s common shares at a fixed price or at a price which would vary depending on the market price of the Company’s common shares. As of the date of this Prospectus, no preferred shares were outstanding.

Other securities which may be offered by the Company are described below. As of the date of this Prospectus, none of the securities described below were outstanding.

Rights

Rights entitle the holders of the Company’s common shares or other securities to purchase the Company’s common shares or other securities at a fixed price prior to a specified date.

Warrants

Warrants entitle the holders of the warrants to purchase the Company’s common shares or other securities at a fixed price prior to a specified date.

Units

Units can consist of one or more of the securities listed above.

Transfer Agent

Computershare, Inc., of Denver, Colorado, is the transfer agent for the Company’s common stock.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Hart & Hart, LLC, Denver, Colorado.

EXPERTS

The consolidated financial statements as of December 31, 2023 and for the year then ended incorporated by reference in this Registration Statement have been so incorporated in reliance on the report of Smythe LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2024 and for the year then ended incorporated by reference in this Registration Statement have been so incorporated in reliance on the report of Assure CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION

Our directors and officers are indemnified as provided by the Alberta Business Corporation Act and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ADDITIONAL INFORMATION

The Company is subject to the requirements of the Securities Exchange Act of l934 and is required to file 10-K, 10-Q, 8-K reports, proxy statements and other information with the Securities and Exchange Commission. Copies of any such reports, proxy statements and other information filed by the Company can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding the Company. The address of that site is http://www.sec.gov.

The Company has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission’s internet site.

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The Company will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference below (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into this prospectus). Requests should be directed to:

Flexible Solutions International, Inc.

6001 54 Ave.

Taber, Alberta, Canada

T1G 1X4

(403) 223-2995

Attn: Daniel O’Brien

INCORPORATION OF DOCUMENTS BY REFERENCE – We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this Registration Statement, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

●	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025;

●	our Current Reports on Form 8-K filed with the SEC on January 24, 2025, April 1, 2025, May 8, 2025, May 19, 2025, August 15, 2025, August 15, 2025, August 27, 2025, November 17, 2025 and November 21, 2025;

●	our Proxy Statement relating to our November 20, 2025 Annual Meeting of Shareholders; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 12, 2002 and all amendments and reports updating that description

All reports and other documents which the Company subsequently files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents the Company may file with the Commission after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the Commission, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference may be accessed at the website of the Securities and Exchange Commission: www.sec.gov and at the Company’s website: www.flexiblesolutions.com.

Investors are entitled to rely upon information in this prospectus or incorporated by reference at the time it is used by the Company to offer and sell securities, even though that information may be superseded or modified by information subsequently incorporated by reference into this prospectus.

9

Flexible Solutions International, Inc.

PROSPECTUS

No dealer salesman or other person has been authorized to give any information or to make any representations, other than those contained in this prospectus. Any information or representation not contained in this prospectus must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date of this prospectus.

10

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

Up to $18,500,000

Shares of Common Stock

PROSPECTUS SUPPLEMENT

Bancroft Capital LLC

June 30, 2026